September 2024

Pricing Supplement No. 4,013
Registration Statement Nos. 333-275587; 333-275587-01
Dated September 27, 2024
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in Commodities and U.S. Equities

Callable Contingent Income Buffered Securities due October 1, 2026

Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM and the iShares® Silver Trust

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying prospectus supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not provide for the regular payment of interest and provide a minimum payment at maturity of only 20% of the stated principal amount. The securities will pay a contingent monthly coupon but only if the closing level of each of the Nasdaq-100® Technology Sector IndexSM and the iShares® Silver Trust on the related observation date is at or above 75% of its respective initial level, which we refer to as the respective coupon barrier level. If the closing level of either underlying is less than the coupon barrier level for such underlying on any observation date, we will pay no interest for the related monthly period. In addition, beginning on April 1, 2025, we will redeem the securities on any quarterly redemption date for a redemption payment equal to the sum of the stated principal amount plus any contingent monthly coupon otherwise due with respect to the related observation date, if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” below, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlyings. At maturity, if the securities have not previously been redeemed and if the final level of each underlying has appreciated, has remained unchanged or has declined by an amount less than or equal to the buffer amount of 20%, the payment at maturity will be the stated principal amount and the related contingent monthly coupon. If, however, the final level of either underlying has declined from its initial level by an amount greater than the buffer amount of 20%, investors will lose 1% for every 1% decline of the worst performing underlying beyond the specified buffer amount, subject to the minimum payment at maturity of 20% of the stated principal amount. Accordingly, investors in the securities must be willing to accept the risk of losing up to 80% of the stated principal amount if either underlying declines by an amount greater than the buffer amount and also the risk of not receiving any monthly coupons during the entire 2-year term of the securities. Because payments on the securities are based on the worst performing of the underlyings, a decline beyond the respective coupon barrier level and/or by an amount greater than the respective buffer amount by either underlying will result in few or no contingent monthly coupons and/or a loss of your investment, as applicable, even if the other underlying has appreciated or has not declined as much. Investors will not participate in any appreciation in either underlying. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate and the limited protection provided by the buffer feature in exchange for the risk of receiving no monthly interest if either underlying closes below the coupon barrier level for such underlying on the observation dates, and the risk of an early redemption of the securities based on the output of a risk neutral valuation model. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

The Nasdaq-100® Technology Sector IndexSM measures the performance of companies in the Nasdaq-100 Index® that are classified as technology according to the Industry Classification Benchmark. For more information about the Nasdaq-100 Index®, see the information set forth under “Nasdaq-100 Index®” in the accompanying index supplement. For more information about the Nasdaq-100® Technology Sector IndexSM, see “Annex A — Nasdaq-100® Technology Sector IndexSM” beginning on page 35.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	Nasdaq-100® Technology Sector IndexSM (the “NDXT Index”) and iShares® Silver Trust (the “SLV Shares”)
Aggregate principal amount:	$693,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	September 27, 2024
Original issue date:	October 2, 2024 (3 business days after the pricing date)
Maturity date:	October 1, 2026
Call feature:

Beginning on April 1, 2025, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date (the “determination date”), taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of the determination date and (ii) Morgan Stanley’s credit spreads as of the pricing date, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. If we call the securities, we will give you notice no later than the observation date preceding the redemption date specified in the notice. No further payments will be made on the securities once they have been redeemed.

Contingent monthly coupon:

If, on any observation date, the closing level of each underlying is greater than or equal to its respective coupon barrier level, we will pay a contingent monthly coupon at an annual rate of 8.00% (corresponding to approximately $6.667 per month per security) on the related contingent coupon payment date.

If, on any observation date, the closing level of either underlying is less than the coupon barrier level for such underlying, no contingent monthly coupon will be paid with respect to that observation date. It is possible that one or both underlyings will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly coupons.

Payment at maturity:

If the securities have not previously been redeemed, investors will receive on the maturity date a payment at maturity determined as follows:

If the final level of each underlying is greater than or equal to 80% of its respective initial level, meaning that neither underlying has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

the stated principal amount and the contingent monthly coupon with respect to the final observation date

If the final level of either underlying is less than 80% of its respective initial level, meaning that either underlying has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

($1,000 × performance factor of the worst performing underlying) + $200

If the final level of each underlying is greater than or equal to its respective coupon barrier level, investors will receive the contingent monthly coupon with respect to the final observation date.

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the payment at maturity be less than $200 per security.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$961.30 per security. See “Investment Overview” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$23.50	$976.50
Total	$693,000	$16,285.50	$676,714.50

(1) Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $23.50 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2) See “Use of proceeds and hedging” on page 33.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying prospectus supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2023  Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Callable Contingent Income Buffered Securities due October 1, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM and the iShares® Silver Trust
Principal at Risk Securities

Terms continued from previous page:
Redemption payment:	The redemption payment will be an amount equal to (i) the stated principal amount plus (ii) any contingent monthly coupon otherwise due with respect to the related observation date.
Redemption dates:

Beginning after six months, quarterly, on April 1, 2025, July 2, 2025, October 2, 2025, January 2, 2026, April 1, 2026 and July 2, 2026. If any such day is not a business day, the redemption payment will be made on the next succeeding business day and no adjustment will be made to any redemption payment made on that succeeding business day.

Initial level:

With respect to the NDXT Index: 10,489.70, which is the closing level of such underlying on the pricing date

With respect to the SLV Shares: $28.86, which is the closing level of such underlying on the pricing date

Final level:	With respect to each underlying, the respective closing level on the final observation date
Worst performing underlying:	The underlying with the larger percentage decrease from the respective initial level to the respective final level
Performance factor:	With respect to each underlying, final level divided by the initial level
Coupon barrier level:	With respect to the NDXT Index: 7,867.275, which is 75% of the initial level for such underlying With respect to the SLV Shares: $21.645, which is 75% of the initial level for such underlying
Buffer amount:

20%. As a result of the buffer amount of 20%, the value at or above which each underlying must close on the final observation date so that investors do not lose some of their investment at maturity is:

With respect to the NDXT Index: 8,391.76, which is 80% of its initial level

With respect to the SLV Shares: $23.088, which is 80% of its initial level

Coupon payment dates:

Monthly, as set forth under “Observation Dates and Coupon Payment Dates” below. If any such day is not a business day, that contingent monthly coupon, if any, will be paid on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided further that the contingent monthly coupon, if any, with respect to the final observation date shall be paid on the maturity date.

Adjustment factor:	With respect to the SLV Shares, 1.0, subject to adjustment in the event of certain events affecting such underlying
Closing level:

With respect to the NDXT Index, on any index business day, the closing level for such underlying on such date

With respect to the SLV Shares, on any trading day, the closing price of one underlying commodity share multiplied by the adjustment factor for such underlying on such date

Observation dates:

Monthly, as set forth under “Observation Dates and Coupon Payment Dates” below, subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events. We also refer to September 28, 2026 as the final observation date.

CUSIP / ISIN:	61776RM27 / US61776RM273
Listing:	The securities will not be listed on any securities exchange.

Observation Dates and Coupon Payment Dates

Observation Dates	Coupon Payment Dates
October 28, 2024	October 31, 2024
November 27, 2024	December 3, 2024
December 27, 2024	January 2, 2025
January 27, 2025	January 30, 2025
February 27, 2025	March 4, 2025
March 27, 2025	April 1, 2025
April 28, 2025	May 1, 2025
May 27, 2025	May 30, 2025
June 27, 2025	July 2, 2025
July 28, 2025	July 31, 2025
August 27, 2025	September 2, 2025
September 29, 2025	October 2, 2025
October 27, 2025	October 30, 2025
November 28, 2025	December 3, 2025
December 29, 2025	January 2, 2026
January 27, 2026	January 30, 2026
February 27, 2026	March 4, 2026
March 27, 2026	April 1, 2026
April 27, 2026	April 30, 2026
May 27, 2026	June 1, 2026
June 29, 2026	July 2, 2026
July 27, 2026	July 30, 2026
August 27, 2026	September 1, 2026
September 28, 2026 (final observation date)	October 1, 2026 (maturity date)

September 2024  Page 2

Morgan Stanley Finance LLC

Callable Contingent Income Buffered Securities due October 1, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM and the iShares® Silver Trust
Principal at Risk Securities

Investment Overview

Callable Contingent Income Buffered Securities

Principal at Risk Securities

Callable Contingent Income Buffered Securities due October 1, 2026 Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM and the iShares® Silver Trust (the “securities”) do not provide for the regular payment of interest and provide a minimum payment at maturity of only 20% of the stated principal amount. The securities will pay a contingent monthly coupon but only if the closing level of each of the Nasdaq-100® Technology Sector IndexSM and the iShares® Silver Trust (which we refer to together as the “underlyings”) is at or above 75% of its respective initial level, which we refer to as the respective coupon barrier level, on the related observation date. If the closing level of either underlying is less than the coupon barrier level for such underlying on any observation date, we will pay no coupon for the related monthly period. It is possible that the closing level of one or both underlyings will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly coupons during the entire 2-year term of the securities. Even if an underlying were to be at or above the coupon barrier level for such underlying on some monthly observation dates, it may fluctuate below the coupon barrier level on others. In addition, even if one underlying were to be at or above the coupon barrier level for such underlying on all monthly observation dates, you will receive a contingent monthly coupon only with respect to the observation dates on which the other underlying is also at or above the coupon barrier level for such underlying, if any. In addition, beginning on April 1, 2025, we will redeem the securities on any quarterly redemption date for a redemption payment equal to the sum of the stated principal amount plus any contingent monthly coupon otherwise due with respect to the related observation date, if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” on the cover page, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlyings. At maturity, if the securities have not been previously redeemed and if the final level of each underlying has appreciated, remained unchanged or declined by an amount less than or equal to the buffer amount of 20%, the payment at maturity will be the stated principal amount and the related contingent monthly coupon. If, however, the final level of either underlying has declined from its initial level by an amount greater than the buffer amount of 20%, investors will lose 1% for every 1% decline of the worst performing underlying beyond the specified buffer amount, subject to the minimum payment at maturity of 20% of the stated principal amount. Accordingly, investors in the securities must be willing to accept the risk of losing up to 80% of the stated principal amount if either underlying declines by an amount greater than the buffer amount and also the risk of not receiving any monthly coupons during the entire 2-year term of the securities.

Maturity:	Approximately 2 years, unless redeemed earlier based on the output of a risk neutral valuation model
Contingent monthly coupon:

If, on any observation date, the closing level of each underlying is greater than or equal to its respective coupon barrier level, we will pay a contingent monthly coupon at an annual rate of 8.00% (corresponding to approximately $6.667 per month per security) on the related contingent coupon payment date.

If, on any observation date, the closing level of either underlying is less than the coupon barrier level for such underlying, no contingent monthly coupon will be paid with respect to that observation date. It is possible that one or both underlyings will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly coupons.

Early redemption:

Beginning on April 1, 2025, we will redeem the securities on any quarterly redemption date for an early redemption payment equal to the stated principal amount plus any contingent monthly coupon otherwise due with respect to the related observation date, if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date, based on the inputs indicated under “Call feature” on the cover page, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. An early redemption of the securities will not automatically occur based on the performance of the underlyings. In accordance with the risk neutral valuation model determination noted herein, it is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the

September 2024  Page 3

Morgan Stanley Finance LLC

Callable Contingent Income Buffered Securities due October 1, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM and the iShares® Silver Trust
Principal at Risk Securities

securities. As such, we will be more likely to redeem the securities when the closing level of each underlying on the observation dates is at or above its respective coupon barrier level, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities at a time when the securities are paying an above-market coupon. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to redeem the securities when the closing level of either underlying is below its respective coupon barrier level and/or when the final level of either underlying is expected to have declined from its respective initial level by an amount greater than the buffer amount, such that you will receive no contingent monthly coupons and/or that you will suffer a loss on your initial investment in the securities at maturity. Therefore, if we do not redeem the securities, it is more likely that you will receive few or no contingent monthly coupons and suffer a loss at maturity.

Payment at maturity:

If the securities have not previously been redeemed, investors will receive on the maturity date a payment at maturity determined as follows:

If the final level of each underlying is greater than or equal to 80% of its respective initial level, meaning that neither underlying has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

the stated principal amount and the contingent monthly coupon with respect to the final observation date

If the final level of either underlying is less than 80% of its respective initial level, meaning that either underlying has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

($1,000 × performance factor of the worst performing underlying) + $200

If the final level of each underlying is greater than or equal to its respective coupon barrier level, investors will receive the contingent monthly coupon with respect to the final observation date.

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the payment at maturity be less than $200 per security.

September 2024  Page 4

Morgan Stanley Finance LLC

Callable Contingent Income Buffered Securities due October 1, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM and the iShares® Silver Trust
Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $961.30.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent monthly coupon rate, the coupon barrier levels and the buffer amount, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

September 2024  Page 5

Morgan Stanley Finance LLC

Callable Contingent Income Buffered Securities due October 1, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM and the iShares® Silver Trust
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest and instead will pay a contingent monthly coupon but only if the closing level of each underlying is at or above 75% of its initial level, which we refer to as the respective coupon barrier level, on the related observation date. These securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly interest if either underlying closes below the coupon barrier level for such underlying on the observation dates, and the risk of an early redemption of the securities based on the output of a risk neutral valuation model. The following scenarios are for illustrative purposes only to demonstrate how the payment at maturity and contingent monthly coupon (if the securities have not previously been redeemed) are determined, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed by us based on the output of a risk neutral valuation model, the contingent monthly coupon may be payable with respect to none of, or some but not all of, the monthly periods, and investors may lose up to 80% of the stated principal amount of the securities. Investors will not participate in any appreciation in either underlying.

Scenario 1: The securities are redeemed prior to maturity.

This scenario assumes that the securities are redeemed prior to the maturity date on one of the quarterly redemption dates, starting on April 1, 2025, six months after the original issue date, based on the output of a risk neutral valuation model, for the redemption payment equal to the stated principal amount plus any contingent monthly coupon with respect to the relevant observation date, as applicable. Prior to the early redemption, each underlying closes at or above its respective coupon barrier level on some or all of the monthly observation dates. In this scenario, investors receive the contingent monthly coupon with respect to each such observation date, but not for the monthly periods for which one of both underlyings close below the respective coupon barrier level on the related observation date. No further payments will be made on the securities once they have been redeemed.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity.

This scenario assumes that the securities are not redeemed on any of the quarterly redemption dates, and, as a result, investors hold the securities to maturity. During the term of the securities, each underlying closes at or above its respective coupon barrier level on some monthly observation dates, but one or both underlyings close below the respective coupon barrier level(s) for such underlying on the others. Investors will receive the contingent monthly coupon for the monthly periods for which the closing level of each underlying is at or above its respective coupon barrier level on the related observation date, but not for the monthly periods for which one or both underlyings close below the respective coupon barrier level(s) on the related observation date. On the final observation date, neither underlying has declined from its initial level by an amount greater than the buffer amount. At maturity, investors receive the stated principal amount and the contingent monthly coupon with respect to the final observation date.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity.

This scenario assumes that the securities are not redeemed on any of the quarterly redemption dates, and, as a result, investors hold the securities to maturity. During the term of the securities, one or both underlyings close below the respective coupon barrier level(s) on every monthly observation date. Since one or both underlyings close below the respective coupon barrier level(s) on every monthly observation date, investors do not receive any contingent monthly coupon. On the final observation date, one or both underlyings have declined from the respective initial level(s) by an amount greater than the buffer amount. At maturity, investors will receive an amount equal to the sum of (i) the stated principal amount multiplied by the performance factor of the worst performing underlying and (ii) $200, subject to the minimum payment at maturity of $200 per security. If the final level of each underlying is greater than or equal to its respective coupon barrier level, investors will receive the contingent monthly coupon with respect to the final observation date. Investors will lose some, and may lose up to 80%, of the stated principal amount of the securities in this scenario.

September 2024  Page 6

Morgan Stanley Finance LLC

Callable Contingent Income Buffered Securities due October 1, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM and the iShares® Silver Trust
Principal at Risk Securities

Underlyings Summary

Nasdaq-100® Technology Sector IndexSM

The Nasdaq-100® Technology Sector IndexSM, which is calculated, maintained and published by The Nasdaq OMX Group, Inc. (“Nasdaq OMX”), is an equal-weighted index intended to measure the performance of Nasdaq-listed companies that are classified as technology according to the Industry Classification Benchmark.

Information as of market close on September 27, 2024:

Bloomberg Ticker Symbol:	NDXT
Current Index Value:	10,489.70
52 Weeks Ago:	7,812.89
52 Week High (on 7/10/2024):	11,224.97
52 Week Low (on 10/26/2023):	7,528.82

For additional information about the Nasdaq-100® Technology Sector IndexSM, see “Annex A — Nasdaq-100® Technology Sector IndexSM” below. Furthermore, for additional historical information, see “Nasdaq-100® Technology Sector IndexSM Historical Performance” below.

iShares® Silver Trust

The iShares® Silver Trust (the “Silver Trust”) is an investment trust sponsored by iShares® Delaware Trust Sponsor LLC , which seeks to provide investment results that reflect the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The assets of the iShares® Silver Trust consists primarily of silver held by a custodian on behalf of the iShares® Silver Trust. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the iShares® Silver Trust pursuant to the Securities Act of 1933 can be located by reference to Commission file number 001-32863 through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® Silver Trust is accurate or complete.

All information contained in this document regarding the Silver Trust has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, iShares® Delaware Trust Sponsor LLC, a subsidiary of BlackRock, Inc., the sponsor of the Silver Trust. The Bank of New York Mellon is the trustee of the Silver Trust, and JPMorgan Chase Bank, N.A. is the custodian of the Silver Trust. Shares of the Silver Trust trades under the ticker symbol “SLV” on NYSE Arca, Inc.

The Silver Trust seeks to reflect generally the performance of the price of silver, less the Silver Trust’s expenses and liabilities. The assets of the Silver Trust consist primarily of silver held by a custodian on behalf of the Silver Trust. The Silver Trust issues shares in exchange for deposits of silver and distributes silver in connection with the redemption of shares. The shares of the Silver Trust are intended to constitute a simple and cost-effective means of making an investment similar to an investment in silver.

The Silver Trust does not engage in any activity designed to derive a profit from changes in the price of silver. The Silver Trust’s only ordinary recurring expense is expected to be the sponsor’s fee, which accrues daily at an annualized rate equal to 0.50% of the net asset value of the Silver Trust and is payable monthly in arrears. The trustee of the Silver Trust will, when directed by the sponsor of the Silver Trust, and, in the absence of such direction, may in its discretion, sell silver in such quantity and at such times as may be necessary to permit payment of the Silver Trust sponsor’s fee and of Silver Trust expenses or liabilities not assumed by the sponsor. As a result of the recurring sales of silver necessary to pay the Silver Trust sponsor’s fee and the Silver Trust expenses or liabilities not assumed by the Silver Trust sponsor, the net asset value of the Silver Trust will decrease over time.

Information as of market close on September 27, 2024:

Bloomberg Ticker Symbol:	SLV UP
Current Share Price:	$28.86
52 Weeks Ago:	$20.70
52 Week High (on 9/24/2024):	$29.38
52 Week Low (on 10/5/2023):	$19.25

September 2024  Page 7

Morgan Stanley Finance LLC

Callable Contingent Income Buffered Securities due October 1, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM and the iShares® Silver Trust
Principal at Risk Securities

For additional historical information, see “iShares® Silver Trust Historical Performance” below.

This document relates only to the securities referenced hereby and does not relate to the SLV Shares. We have derived all disclosures contained in this document regarding the Silver Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Silver Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Silver Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SLV Shares (and therefore the price of the SLV Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Silver Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the SLV Shares.

We and/or our affiliates may presently or from time to time engage in business with the Silver Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Silver Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the SLV Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the Silver Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the SLV Shares.

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Callable Contingent Income Buffered Securities due October 1, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM and the iShares® Silver Trust
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is paid with respect to an observation date and how to calculate the payment at maturity. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the closing level of each underlying on each monthly observation date, and the amount you will receive at maturity will be determined by reference to the final level of each underlying on the final observation date. Any early redemption of the securities will be based on the output of a risk neutral valuation model. The actual initial level and coupon barrier level for each underlying are set forth on the cover of this document. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Contingent Monthly Coupon:

If, on any observation date, the closing level of each underlying is greater than or equal to its respective coupon barrier level, we will pay a contingent monthly coupon at an annual rate of 8.00% (corresponding to approximately $6.667 per month per security*) on the related contingent coupon payment date.

If, on any observation date, the closing level of either underlying is less than the coupon barrier level for such underlying, no contingent monthly coupon will be paid with respect to that observation date. It is possible that one or both underlyings will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly coupons.

Call Feature:

Beginning on April 1, 2025, an early redemption, in whole but not in part, will occur on a redemption date if and only if the output of a risk neutral valuation model on a business day, as selected by the calculation agent, that is no earlier than three business days before the observation date preceding such redemption date and no later than such observation date (the “determination date”), taking as input: (i) prevailing reference market levels, volatilities and correlations, as applicable and in each case as of the determination date and (ii) Morgan Stanley’s credit spreads as of the pricing date, indicates that redeeming on such date is economically rational for us as compared to not redeeming on such date. If we call the securities, we will give you notice no later than the observation date preceding the redemption date specified in the notice. Any redemption payment will be equal to the stated principal amount plus any contingent monthly coupon otherwise due with respect to the related observation date. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

Payment at Maturity (if the securities have not been redeemed early):

If the final level of each underlying is greater than or equal to 80% of its respective initial level, meaning that neither underlying has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

the stated principal amount and the contingent monthly coupon with respect to the final observation date

If the final level of either underlying is less than 80% of its respective initial level, meaning that either underlying has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

($1,000 × performance factor of the worst performing underlying) + $200

If the final level of each underlying is greater than or equal to its respective coupon barrier level, investors will receive the contingent monthly coupon with respect to the final observation date.

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the payment at maturity be less than $200 per security.

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the NDXT Index: 9,000 With respect to the SLV Shares: $25.00
Hypothetical Coupon Barrier Level:

With respect to the NDXT Index: 6,750, which is 75% of the hypothetical initial level for such underlying

With respect to the SLV Shares: $18.75, which is 75% of the hypothetical initial level for such underlying

Buffer Amount:	20%

* The actual contingent monthly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $6.667 is used in these examples for ease of analysis.

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Callable Contingent Income Buffered Securities due October 1, 2026
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How to determine whether a contingent monthly coupon is payable with respect to an observation date (if the securities have not been previously redeemed):

	Closing Level		Contingent Monthly Coupon
	NDXT Index	SLV Shares
Hypothetical Observation Date 1	8,500 (at or above coupon barrier level)	$20.00 (at or above coupon barrier level)	$6.667
Hypothetical Observation Date 2	8,000 (at or above coupon barrier level)	$15.00 (below coupon barrier level)	$0
Hypothetical Observation Date 3	5,800 (below coupon barrier level)	$25.00 (at or above coupon barrier level)	$0
Hypothetical Observation Date 4	4,900 (below coupon barrier level)	$10.00 (below coupon barrier level)	$0

On hypothetical observation date 1, both the NDXT Index and SLV Shares close at or above their respective coupon barrier levels. Therefore a contingent monthly coupon of $6.667 is paid on the relevant coupon payment date.

On each of the hypothetical observation dates 2 and 3, one underlying closes at or above its coupon barrier level but the other underlying closes below its coupon barrier level. Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each underlying closes below its respective coupon barrier level and accordingly no contingent monthly coupon is paid on the relevant coupon payment date.

How to calculate the payment at maturity (if the securities have not been redeemed early):

	Final Level		Payment at Maturity
	NDXT Index	SLV Shares
Example 1:	10,500 (at or above the coupon barrier level, has not decreased by an amount greater than the buffer amount)	$20.00 (at or above the coupon barrier level, has not decreased by an amount greater than the buffer amount)	$1,006.667 (the stated principal amount plus the contingent monthly coupon with respect to the final observation date)
Example 2:	8,000 (at or above the coupon barrier level, has not decreased by an amount greater than the buffer amount)	$8.75 (below the coupon barrier level, has decreased by an amount greater than the buffer amount)	[($1,000 × performance factor of the worst performing underlying) + $200] = [$1,000 × ($8.75 / $25.00) + $200] = $550
Example 3:	3,600 (below the coupon barrier level, has decreased by an amount greater than the buffer amount)	$25.00 (at or above the coupon barrier level, has not decreased by an amount greater than the buffer amount)	[($1,000 × performance factor of the worst performing underlying) + $200] = [$1,000 × (3,600 / 9,000) + $200] = $600
Example 4:	6,930 (above the coupon barrier level, has decreased by an amount greater than the buffer amount)	$21.25 (above the coupon barrier level, has decreased by an amount greater than the buffer amount)

[($1,000 × performance factor of the worst performing underlying) + $200] + the contingent monthly coupon with respect to the final observation date =

[$1,000 × (6,930 / 9,000) + $200] + $6.667 = $976.667

Example 5:	3,600 (below the coupon barrier level, has decreased by an amount greater than the buffer	$7.50 (below the coupon barrier level, has decreased by an amount greater than the buffer amount)	[$1,000 × (performance factor of the worst performing underlying) + $200] =

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Principal at Risk Securities

amount)	[$1,000 × ($7.50 / $25.00) + $200] = $500

In example 1, the final levels of both the NDXT Index and SLV Shares are at or above their coupon barrier levels and neither underlying has declined from its initial levels by an amount greater than the buffer amount. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent monthly coupon with respect to the final observation date. However, investors do not participate in the appreciation of either underlying.

In examples 2 and 3, the final level of one underlying is at or above its coupon barrier level and has not declined from the initial level by an amount greater than the buffer amount, but the final level of the other underlying is below its coupon barrier level and has declined from the initial level by an amount greater than the buffer amount from the initial level. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity and receive at maturity an amount equal to the sum of (i) the stated principal amount multiplied by the performance factor of the worst performing underlying and (ii) $200.

In example 4, the final level of each underlying has declined from its initial level by an amount greater than the buffer amount. As a result, investors receive at maturity an amount equal to the sum of (i) the stated principal amount multiplied by the performance factor of the worst performing underlying and (ii) $200. The NDXT Index has declined 23% from its initial level to its final level, while the SLV Shares have declined 15% from its initial level to its final level. Therefore, the payment at maturity equals the sum of (i) the stated principal amount multiplied by the performance factor of the NDXT Index, which is the worst performing underlying in this example, and (ii) $200. However, because the final level of each underlying is greater than or equal to its respective coupon barrier level, investors receive the contingent monthly coupon with respect to the final observation date.

In example 5, the final level of each underlying has declined from its initial level by an amount greater than the buffer amount, and each underlying closes below its respective coupon barrier level. As a result, investors receive at maturity an amount equal to the sum of (i) the stated principal amount multiplied by the performance factor of the worst performing underlying and (ii) $200. The NDXT Index has declined 60% from its initial level, while the SLV Shares have declined 70% from its initial level to its final level. Therefore, the payment at maturity equals the sum of (i) the stated principal amount multiplied by the performance factor of the SLV Shares, which is the worst performing underlying in this example, and (ii) $200. Investors do not receive the contingent monthly coupon for the final observation date.

If the securities have not been redeemed prior to maturity and the final level of EITHER underlying has declined from its initial level by an amount greater than the buffer amount, you will be exposed to the downside performance of the worst performing underlying at maturity, and you will lose some, and up to 80%, of your initial investment in the securities.

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Callable Contingent Income Buffered Securities due October 1, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM and the iShares® Silver Trust
Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities provide a minimum payment at maturity of only 20% of your principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the full repayment of principal, and provide a minimum payment at maturity of only 20% of the stated principal amount of the securities. If the securities have not been redeemed prior to maturity and the final level of either underlying has declined from its initial level by an amount greater than the buffer amount of 20%, you will be exposed to the decline in the value of the worst performing underlying and will receive for each security that you hold a payment at maturity that is less than the stated principal amount of each security by an amount proportionate to the decline in the value of the worst performing underlying, plus $200 per security. You could lose up to 80% of your investment in the securities.

￭The securities do not provide for regular interest payments. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. The securities will pay a contingent monthly coupon only if the closing level of each underlying is at or above 75% of its respective initial level, which we refer to as the respective coupon barrier level, on the related observation date. If, on the other hand, the closing level of either underlying is lower than the coupon barrier level for such underlying on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the closing level of one or both underlyings will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities. If you do not earn sufficient contingent monthly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The securities have early redemption risk. The term of the securities, and thus your opportunity to earn a potentially above-market coupon if the closing level of each underlying is greater than or equal to the coupon barrier level for such underlying on monthly observation dates, will be limited if we redeem the securities based on the output of a risk neutral valuation model on any quarterly redemption date, beginning April 1, 2025. The term of your investment in the securities may be limited to as short as six months. In accordance with the risk neutral valuation model determination noted herein, it is more likely that we will redeem the securities when it would be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the closing level of each underlying on the observation dates is at or above the coupon barrier level for such underlying, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities at a time when the securities are paying an above-market coupon. If the securities are redeemed prior to maturity, you will receive no more contingent monthly coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to redeem the securities when the closing level of either underlying is below the respective coupon barrier level and/or when the final level for either underlying is expected to have declined from its respective initial level by an amount greater than the buffer amount, such that you will receive no contingent monthly coupons and/or that you will suffer a loss on your initial investment in the securities at maturity. Therefore, if we do not redeem the securities, it is more likely that you will receive few or no contingent monthly coupons and suffer a loss at maturity.

￭The contingent monthly coupon, if any, is based only on the value of each underlying on the related monthly observation date. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period, based on the closing level of each underlying on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant monthly period. Moreover, because the contingent monthly coupon is based solely on the value of each underlying on monthly observation dates, if the closing level of either underlying on any observation date is below the coupon barrier level for such underlying, you will receive no coupon for the related interest period, even if the level

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of such underlying was at or above its respective coupon barrier level on other days during that interest period and even if the closing level of the other underlying is at or above the coupon barrier level for such underlying.

￭Investors will not participate in any appreciation in either underlying. Investors will not participate in any appreciation in either underlying from the initial level for such underlying, and the return on the securities will be limited to the contingent monthly coupons, if any, that are paid with respect to each observation date on which the closing level of each underlying is greater than or equal to its respective coupon barrier level until the securities are redeemed or reach maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective coupon barrier level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlyings and the underlying commodity with respect to the SLV Shares,

owhether the closing level of either underlying has been below its respective coupon barrier level on any observation date,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlyings or equity or commodity markets generally and which may affect the value of each underlying, odividend rates on the securities constituting the NDXT Index,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the SLV Shares that may or may not require an adjustment to the adjustment factor,

othe composition of the NDXT Index and changes in the constituent stocks of the NDXT Index, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. In particular, if either underlying has closed near or below its coupon barrier level, the market value of the securities is expected to decrease substantially and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of either underlying based on its historical performance. The value of either underlying may decrease and be below the coupon barrier level for such underlying on each observation date so that you will receive no return on your investment, and one or both underlyings may decline from the respective initial level(s) by an amount greater than the buffer amount on the final observation date so that you lose some, or up to 80%, of your initial investment in the securities. There can be no assurance that the closing level of each underlying will be at or above the respective coupon barrier level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period or that they will not have declined from their respective initial levels by an amount greater than the buffer amount as of the final observation date so that you do not suffer a loss on your initial investment in the securities. See “Nasdaq-100® Technology Sector IndexSM Historical Performance” and “iShares® Silver Trust Historical Performance” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment

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Callable Contingent Income Buffered Securities due October 1, 2026
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would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlyings. Investing in the securities is not equivalent to investing in either underlying, the component stocks of the NDXT Index or the underlying commodity composing the SLV Shares. Investors in the securities will not participate in any positive performance of either underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to either underlying, the component stocks of the NDXT Index or the underlying commodity composing the SLV Shares.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 2-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

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￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings and the underlying commodity with respect to the SLV Shares), including trading in the stocks that constitute the NDXT Index as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the stocks that constitute the NDXT Index, the underlying commodity with respect to the SLV Shares and other financial instruments related to the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of an underlying, and, therefore, could increase (i) the coupon barrier level for such underlying, which, if the securities have not been redeemed, is the value at or above which such underlying must close on the observation dates in order for you to earn a contingent monthly coupon (depending also on the performance of the other underlying), and (ii) the level at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying on the observation dates, and, accordingly, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity (depending also on the performance of the other underlying).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial level and coupon barrier level for each underlying, the payment at maturity, and whether you receive a contingent monthly coupon on each coupon payment date. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the closing level in the event of a market disruption event or discontinuance of an underlying. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity. For further information regarding these types of determinations, see “Additional Terms of the Securities—Additional Terms—Calculation agent,” “—Market disruption event,” “—Postponement of observation dates,” “—Discontinuance of the NDXT Index; alteration of method of calculation,” “—Discontinuance of the SLV Shares; alteration of method of calculation” and“—Alternate exchange calculation in case of an event of default” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character

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of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax consequences of an investment in the securities, possibly retroactively.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of both underlyings, with respect to both the contingent monthly coupons, if any, and the payment at maturity. Your return on the securities is not linked to a basket consisting of both underlyings. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlyings. Poor performance by either underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. To receive any contingent monthly coupons, each underlying must close at or above its respective coupon barrier level on the applicable observation date.  In addition, if either underlying has declined from its initial level by an amount greater than the buffer amount as of the final observation date, you will be exposed to the decline in the value of the worst performing underlying and will receive for each security that you hold a payment at maturity that is less than the stated principal amount by an amount proportionate to the decline in the value of the worst performing underlying, plus $200 per security.  Accordingly, your investment is subject to the price risk of both underlyings.

￭Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risks of no contingent monthly coupons and sustaining a loss on your investment than if the securities were linked to just one underlying. The risk that you will not receive any contingent monthly coupons, or that you will suffer a loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With two underlyings, it is more likely that either underlying will close below its coupon barrier level on any observation date, or will decline from its initial level by an amount greater than the buffer amount as of the final observation date, than if the securities were linked to only one underlying. Therefore, it is more likely that you will not receive any contingent monthly coupons and that you will suffer a loss on your investment.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector. The stocks included in the NDXT Index are stocks of companies whose primary business is directly associated with the technology sector, including the following sub-sectors: computers and peripherals, software, diversified telecommunication services, communications equipment, semiconductors and semiconductor equipment, internet software and services, IT services, electronic equipment, instruments and components, wireless telecommunication services and office electronics. Because the value of the securities is linked to the performance of the NDXT Index, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector.

The values of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. All of these factors could have an effect on the price of the NDXT Index and, therefore, on the value of the securities.

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Principal at Risk Securities

￭Adjustments to the NDXT Index could adversely affect the value of the securities. The publisher of the NDXT Index may add, delete or substitute the stocks constituting the NDXT Index or make other methodological changes that could change the value of the NDXT Index. The publisher of the NDXT Index may discontinue or suspend calculation or publication of the NDXT Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and is not precluded from considering indices that are calculated and published by the calculation agent or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on any observation date, the determination of whether a contingent monthly coupon will be payable on the securities on the applicable coupon payment date, and/or the amount payable at maturity, will be based on the value of such underlying, based on the closing prices of the stocks constituting such underlying at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying last in effect prior to such discontinuance, as compared to the coupon barrier level or initial level (taking the buffer amount into effect for the payment at maturity), as applicable (depending also on the performance of the other underlying).

￭Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally. The iShares® Silver Trust is linked exclusively to the price of silver and not to a diverse basket of commodities or a broad-based commodity index. The price of silver may not correlate with, and may diverge significantly from, the prices of commodities generally. Because the securities are linked to SLV Shares which reflect the performance of the price of a single commodity, they carry greater risk and may be more volatile than a security linked to the prices of multiple commodities or a broad-based commodity index. The price of silver may be, and has recently been, highly volatile, and we can give you no assurance that such volatility will lessen.

￭The securities are subject to risks associated with silver. The iShares® Silver Trust seeks to reflect generally the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (as the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver-producing countries, such as Mexico, China and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry and silverware. It is not possible to predict the aggregate effect of any or all of these factors.

￭There are risks relating to trading of commodities on the London Bullion Market Association. The investment objective of the iShares® Silver Trust is to reflect generally the performance of the price of silver, less the iShares® Silver Trust’s expenses and liabilities. The price of silver is determined by the LBMA or an independent service-provider appointed by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form of regulation not currently in place, the role of LBMA prices as a global benchmark for the value of silver may be adversely affected. The LBMA is a principals’ market that operates in a manner more closely analogous to an over-the-counter physical commodity market than a regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA that would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The LBMA may alter, discontinue or suspend calculation or dissemination of the LBMA silver price, which could adversely affect the value of the securities. The LBMA, or an independent service-provider appointed by the LBMA, will have no obligation to consider your interests in calculating or revising LBMA prices.

The performance and market price of the SLV Shares, particularly during periods of market volatility, may not correlate with the performance of their commodity or the net asset value per share of the SLV Shares. The SLV Shares do not fully replicate the performance of their underlying commodity due to the fees and expenses charged by the SLV Shares or by restrictions on access to the underlying commodity due to other circumstances. The SLV Shares do not generate any income, and as the SLV Shares regularly sell their underlying commodity to pay for ongoing expenses, the amount of their underlying commodity represented by each share gradually declines over time. The SLV Shares sell their underlying commodity to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of their underlying commodity. The sale by the SLV Shares of their underlying commodity to pay expenses at a time of relatively low prices for their underlying commodity could adversely affect the value of the securities. Additionally, there is a risk that part or all of the holdings of

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Principal at Risk Securities

the SLV Shares in their underlying commodity could be lost, damaged or stolen due to war, terrorism, theft, natural disaster or otherwise. Finally, because the SLV Shares are traded on an exchange and are subject to market supply and investor demand, the market price of the SLV Shares may differ from the net asset value per share of such SLV Shares.

In particular, during periods of market volatility, or unusual trading activity, the underlying commodity underlying the SLV Shares may be disrupted or limited, or such underlying commodity may be unavailable in the secondary market. Under these circumstances, the liquidity of the SLV Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the SLV Shares, and their ability to create and redeem shares of the SLV Shares may be disrupted. Under these circumstances, the market price of shares of the SLV Shares may vary substantially from the net asset value per share of the SLV Shares or the performance of their underlying commodity.

For all of the foregoing reasons, the performance of the SLV Shares may not correlate with the performance of their underlying commodity or the net asset value per share of such SLV Shares. Any of these events could materially and adversely affect the price of the SLV Shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of the SLV Shares on the valuation date, even if the SLV Shares are underperforming their underlying commodity and/or trading below the net asset value per share of such SLV Shares.

￭Suspensions or disruptions of market trading in commodity and related futures markets could adversely affect the price of the securities. The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices which may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the value of the commodity that constitutes the SLV Shares, and, therefore, the value of the securities.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the SLV Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the SLV Shares. However, the calculation agent will not make an adjustment for every event that could affect the SLV Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

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Principal at Risk Securities

Nasdaq-100® Technology Sector IndexSM Historical Performance

The following graph sets forth the daily closing levels of the NDXT Index for the period from January 1, 2019 through September 27, 2024. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the NDXT Index for each quarter in the same period. The closing level of the NDXT Index on September 27, 2024 was 10,489.70. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The NDXT Index has at times experienced periods of high volatility, and you should not take the historical values of the NDXT Index as an indication of its future performance. No assurance can be given as to the level of the NDXT Index on any observation date, including the final observation date.

NDXT Index Daily Closing Levels January 1, 2019 to September 27, 2024

*The black solid line indicates the coupon barrier level, which is 75% of the initial level.

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Nasdaq-100® Technology Sector IndexSM	High	Low	Period End
2019
First Quarter	4,606.49	3,547.57	4,493.19
Second Quarter	4,880.48	4,170.02	4,660.72
Third Quarter	5,026.65	4,469.97	4,771.68
Fourth Quarter	5,492.35	4,642.53	5,457.73
2020
First Quarter	5,954.62	4,030.77	4,606.71
Second Quarter	5,960.27	4,378.75	5,960.27
Third Quarter	6,915.12	5,948.33	6,401.73
Fourth Quarter	7,563.77	6,307.99	7,541.05
2021
First Quarter	8,480.86	7,197.59	7,866.84
Second Quarter	8,721.40	7,468.71	8,681.21
Third Quarter	9,228.96	8,348.04	8,606.64
Fourth Quarter	9,855.42	8,413.37	9,575.39
2022
First Quarter	9,565.42	7,193.06	8,320.06
Second Quarter	8,495.52	6,054.97	6,248.30
Third Quarter	7,489.94	5,723.83	5,723.83
Fourth Quarter	6,344.14	5,350.93	5,751.76
2023
First Quarter	7,129.20	5,647.49	7,129.20
Second Quarter	8,164.64	6,494.21	8,048.90
Third Quarter	8,597.36	7,705.63	7,939.24
Fourth Quarter	9,661.82	7,528.82	9,587.92
2024
First Quarter	10,686.65	9,098.91	10,420.33
Second Quarter	10,883.35	9,500.55	10,790.65
Third Quarter (through September 27, 2024)	11,224.97	9,288.31	10,489.70

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “Annex A — Nasdaq-100® Technology Sector IndexSM” below.

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iShares® Silver Trust Historical Performance

The following graph sets forth the daily closing levels of the SLV Shares for the period from January 1, 2019 through September 27, 2024. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the SLV Shares for each quarter in the same period. The closing level of the SLV Shares on September 27, 2024 was $28.86. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The SLV Shares have at times experienced periods of high volatility, and you should not take the historical prices of the SLV Shares as an indication of future performance. No assurance can be given as to the level of the SLV Shares on any observation date, including the final observation date.

SLV Shares Daily Closing Levels January 1, 2019 to September 27, 2024

*The black solid line indicates the coupon barrier level, which is 75% of the initial level.

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iShares® Silver Trust (CUSIP 46428Q109)	High ($)	Low ($)	Period End ($)
2019
First Quarter	15.07	14.07	14.18
Second Quarter	14.46	13.46	14.33
Third Quarter	18.34	14.05	15.92
Fourth Quarter	16.92	15.48	16.68
2020
First Quarter	17.40	11.21	13.05
Second Quarter	17.10	13.02	17.01
Third Quarter	27.00	16.71	21.64
Fourth Quarter	24.76	21.05	24.57
2021
First Quarter	26.76	22.26	22.70
Second Quarter	26.19	23.04	24.22
Third Quarter	24.55	19.95	20.52
Fourth Quarter	23.42	20.30	21.51
2022
First Quarter	24.45	20.51	22.88
Second Quarter	23.87	18.64	18.64
Third Quarter	19.17	16.38	17.50
Fourth Quarter	22.23	16.81	22.02
2023
First Quarter	22.33	18.40	22.12
Second Quarter	23.94	20.53	20.89
Third Quarter	23.10	20.34	20.34
Fourth Quarter	23.33	19.25	21.78
2024
First Quarter	23.29	20.20	22.75
Second Quarter	29.27	22.86	26.57
Third Quarter (through September 27, 2024)	29.38	24.33	28.86

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Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this pricing supplement.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement, index supplement or prospectus, the terms described herein shall control.
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
NDXT Index publisher:	Nasdaq OMX Group, Inc., or any successor thereof.
Underlying commodity (with respect to the SLV Shares):	Silver
Denominations:	$1,000 per security and integral multiples thereof
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:

One business day prior to the related scheduled coupon payment date; provided that any contingent monthly coupon payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.

Trustee:	The Bank of New York Mellon, a New York banking corporation
Calculation agent:

The calculation agent for the securities will be MS & Co. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the contingent monthly coupon, the redemption payment and the payment at maturity shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive, if any, on each coupon payment date, upon early redemption or at maturity or whether a market disruption event has occurred. See “Market disruption event” and “Discontinuance of an underlying; alteration of method of calculation” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Index business day:

With respect to the NDXT Index, a day, as determined by the calculation agent, on which trading is generally conducted on each of the relevant exchange(s) for such underlying, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

Trading day:

With respect to the SLV Shares, a day, as determined by the calculation agent, on which NYSE Arca (or if NYSE Arca is no longer the principal exchange or trading market for the SLV Shares, such exchange or principal trading market for the SLV Shares that serves as the price-source for the SLV Shares) is open for trading during its regular session, notwithstanding such exchange or principal trading market closing prior to its scheduled closing time.

Market disruption event:

With respect to the NDXT Index, market disruption event means:

(i)the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of such underlying (or a successor index) on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), or

(b) a breakdown or failure in the price and trade reporting systems of any relevant exchange as a

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result of which the reported trading prices for securities then constituting 20 percent or more of the value of such underlying (or a successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange(s) are materially inaccurate, or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to such underlying (or a successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii)a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time with respect to an underlying, if trading in a security included in such underlying is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such underlying shall be based on a comparison of (x) the portion of the value of such underlying attributable to that security relative to (y) the overall value of such underlying, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event exists at any time with respect to an underlying: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on such underlying by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to such underlying and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to such underlying are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

With respect to the SLV Shares, market disruption event means:

(i)       the occurrence or existence of any of:

a.   a suspension, absence or material limitation of trading of the SLV Shares on the primary market for the SLV Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the SLV Shares as a result of which the reported trading prices for the SLV Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the SLV Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market; or

b. a suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the SLV Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion, and

(ii)  determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event in respect of the SLV Shares has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the market, (2) a decision to permanently discontinue trading in the SLV Shares or in the relevant futures or options contract will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the SLV Shares by the primary

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securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the SLV Shares and (4) a “suspension, absence or material limitation of trading” on the primary market on which futures or options contracts related to the SLV Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Discontinuance of the SLV Shares; alteration of method of calculation:

If trading in the SLV Shares on every applicable national securities exchange is permanently discontinued or the SLV Shares are liquidated or otherwise terminated (an “SLV discontinuance or liquidation event”), the securities will be deemed accelerated to the fifth business day following the date notice of such SLV discontinuance or liquidation event is provided to holders of the SLV Shares under the terms of the SLV Shares (the date of such notice, the “liquidation announcement date” and the fifth business day following the liquidation announcement date, the “acceleration date”), and the payment to you on the acceleration date will be equal to the fair market value of the securities on the trading day immediately following the liquidation announcement date as determined by the calculation agent in its sole discretion based on its internal models, which will take into account the reasonable costs incurred by us or any of our affiliates in unwinding any related hedging arrangements.

Relevant exchange:

With respect to the NDXT Index, the primary exchange(s) or market(s) of trading for (i) any security then included in such underlying and (ii) any futures or options contracts related to such underlying or to any security then included in such underlying.

Postponement of observation dates:

The observation dates are subject to postponement due to non-index business days and non-trading days, as applicable, or certain market disruption events, as described in the following paragraph.

If any scheduled observation date, including the final observation date, is not an index business day or trading day, as applicable, with respect to an underlying or if there is a market disruption event on such day with respect to an underlying, the relevant observation date solely with respect to that affected underlying shall be the next succeeding index business day or trading day, as applicable, with respect to such underlying on which there is no market disruption event with respect to such underlying; provided that if a market disruption event with respect to such underlying has occurred on each of the five index business days or trading days, as applicable, with respect to such underlying immediately succeeding any of the scheduled observation dates, then (i) if the affected underlying is the NDXT Index, determine the closing level of such underlying on such date in accordance with the formula for calculating such underlying last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting such underlying, and (ii) if the affected underlying is the SLV Shares, determine the closing price of such underlying on such fifth trading day based on the mean, as determined by the calculation agent, of the bid prices for such underlying for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Postponement of coupon payment dates (including the maturity date and redemption dates):

If any scheduled coupon payment date is not a business day, that contingent monthly coupon, if any, shall be paid on the next succeeding business day; provided that the contingent monthly coupon, if any, with respect to the final observation date shall be paid on the maturity date; provided further that if, due to a market disruption event or otherwise, any observation date with respect to either underlying is postponed so that it falls less than two business days prior to the scheduled coupon payment date, maturity date or redemption date, as applicable, the coupon payment date, maturity date or redemption date, as applicable, shall be postponed to the second business day following the observation date as postponed, by which date the closing level of each underlying has been determined. In any of these cases, no adjustment shall be made to any contingent monthly coupon payment, payment at maturity or redemption payment made on that postponed date.

Discontinuance of the NDXT Index; alteration of method of calculation:

If the NDXT Index publisher discontinues publication of the NDXT Index and the NDXT Index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to such discontinued index (such index being referred to herein as the “successor index”), then any subsequent closing level for the discontinued index will be determined by reference to the published value of the successor index at the regular weekday close of trading on any index business day that such closing level is to be determined, and, to the extent the closing level of the successor index differs from the closing level of the NDXT Index at the time of such substitution, proportionate adjustments shall be made by the calculation agent to the relevant initial level and coupon

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barrier level.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If the NDXT Index publisher discontinues publication of the NDXT Index or the successor index prior to, and such discontinuance is continuing on, any relevant date of calculation and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the closing level for the NDXT Index for such date. The closing level of the NDXT Index or the successor index will be computed by the calculation agent in accordance with the formula for and method of calculating such index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting such index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the NDXT Index may adversely affect the value of the securities.

If at any time, the method of calculating the NDXT Index or the successor index, or the value thereof, is changed in a material respect, or if the NDXT Index or the successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the closing level for the NDXT Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a stock index comparable to the NDXT Index or the successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the closing level of the NDXT Index with reference to the NDXT Index or the successor index, as adjusted. Accordingly, if the method of calculating the NDXT Index or the successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in such index), then the calculation agent will adjust such index in order to arrive at a value of the NDXT Index or the successor index as if it had not been modified (e.g., as if such split had not occurred).

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or

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shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final observation date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

●P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books,(ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to the securities on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due with respect to the applicable interest to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

In the event that any coupon payment date is postponed due to the postponement of the relevant observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the applicable coupon payment date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of any coupon payment date, the business day

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immediately preceding the applicable scheduled coupon payment date, and (ii) with respect to notice of the date to which the applicable coupon payment date has been rescheduled, the business day immediately following the applicable observation date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the redemption date or the business day preceding the maturity date, as applicable, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the redemption date or maturity date, as applicable.

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Additional Information About the Securities

Additional Information:
Book entry security or certificated security:

Book entry. The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the securities. Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “Forms of Securities—The Depositary” and “Forms of Securities—Global Securities” in the accompanying prospectus.

Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary

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and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. In general, any such gain or loss recognized should be short-term capital gain or loss if the U.S. Holder has held the securities for one year or less at the time of the sale, exchange or settlement, and should be long-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities

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under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and potential changes in applicable law.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional

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amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential

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application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 5 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlyings, in the stocks constituting the NDXT Index or in futures and/or options contracts on the underlyings or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial level of an underlying, and, as a result, increase (i) the coupon barrier level for such underlying, which, if the securities have not been redeemed, is the level at or above which such underlying must close on each observation date in order for you to earn a contingent monthly coupon (depending also on the performance of the other underlying), and (ii) the level at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of such underlying on the observation dates, and, accordingly, whether we pay a contingent monthly coupon on the securities and the amount of cash you receive at maturity (depending also on the performance of the other underlying).

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $23.50 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account. The agent must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities, the securities underlying the NDXT Index or the underlying commodity in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of securities. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’

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Morgan Stanley Finance LLC

Callable Contingent Income Buffered Securities due October 1, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM and the iShares® Silver Trust
Principal at Risk Securities

rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. When you read the accompanying prospectus supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the prospectus supplement and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Prospectus Supplement dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this pricing supplement are defined in the prospectus supplement, in the index supplement or in the prospectus.

September 2024  Page 34

Morgan Stanley Finance LLC

Callable Contingent Income Buffered Securities due October 1, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM and the iShares® Silver Trust
Principal at Risk Securities

Annex A — Nasdaq-100® Technology Sector IndexSM

The Nasdaq-100® Technology Sector IndexSM was developed by Nasdaq and is calculated, maintained and published by The Nasdaq OMX Group, Inc. (“Nasdaq OMX”). The NDXT Index is designed to measure the performance of Nasdaq-listed companies that are classified as technology according to the Industry Classification Benchmark which also meet other eligibility criteria determined by Nasdaq. The NDXT Index is reported by Bloomberg under the ticker symbol “NDXT.” All information contained in this document regarding the Nasdaq-100® Technology Sector IndexSM has been derived from publicly available information, without independent verification.

The Nasdaq-100® Technology Sector IndexSM is calculated under an equal-weighted methodology. On February 22, 2006, the Nasdaq-100® Technology Sector IndexSM began with a base of 1,000.00. To be eligible for inclusion in the Nasdaq-100® Technology Sector IndexSM, a security and its issuer must meet the following criteria:

●the security must be included in the Nasdaq-100 Index®

●the issuer of the security’s primary U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;

●the issuer of the security must be classified as Technology according to the Industry Classification Benchmark (“ICB”);

●if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then that security must have listed options on a registered options market in the United States or be eligible for listed-options trading on a registered options market in the United States;

●the issuer of the security generally may not currently be in bankruptcy proceedings;

●each security must have a minimum average daily trading volume of 200,000 shares (measured over the three calendar months ending with the month that includes the reconstitution reference date);

●the issuer of the security generally may not have entered into a definitive agreement or other arrangement that would make it ineligible for index inclusion and where the transaction is imminent as determined by the Nasdaq Index Management Committee; and

●the security must have traded for at least three full calendar months, not including the month of initial listing, on an eligible exchange, which includes Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American, or CBOE BZX. Eligibility is determined as of the constituent selection reference date and includes that month. A security that was added as a result of a spin-off will be exempt from the seasoning requirement.

Index Calculation.

The Nasdaq-100® Technology Sector IndexSM is calculated without regard to ordinary dividends however it does reflect special dividends. The formula is as follows:

PRt =	Index Market Valuet
PR Index Divisort

where:

and:

“Index Security” shall mean a security that has been selected for membership in the Nasdaq-100® Technology Sector IndexSM, having met all applicable eligibility requirements.

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Morgan Stanley Finance LLC

Callable Contingent Income Buffered Securities due October 1, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM and the iShares® Silver Trust
Principal at Risk Securities

n = Number of Index Securities in the Nasdaq-100® Technology Sector IndexSM.

qi = Number of shares of Index Security i applied in the Nasdaq-100® Technology Sector IndexSM. The number of shares can be based on any number of items which would be identified in each specific Index Methodology including total shares outstanding (TSO), application of free float, dividend yield, modification due to foreign ownership restrictions, modification due to capping etc. This can also be referred to as Index Shares.

pi = Price in quote currency of Index Security i. Depending on the time of the calculation, the price can be either of the following:

(1)The Start of Day (SOD) price which is the previous index calculation day’s (t-1) closing price for Index Security i adjusted for corporate action(s) occurring prior to market open on date t, if any, for the SOD calculation only;

(2)The intraday price which reflects the current trading price received from the Index Exchange during the index calculation day;

(3)The End of Day (EOD) price refers to the Last Sale Price; or

(4)The Volume Weighted Average Price (VWAP)

t = current index calculation day

t – 1 = previous index calculation day

Index Calendar.

The securities composing the Nasdaq-100® Technology Sector IndexSM are selected once annually each December. Securities currently within the Nasdaq-100® Technology Sector IndexSM must meet the eligibility criteria using market data through the end of October that year and total shares outstanding as of the end of November that year. Index reconstitutions are announced in early December and become effective after the close of trading on the third Friday in December.

The index is rebalanced on a quarterly basis in March, June, September and December. The index rebalance uses the Last Sale Price (“LSP”) of all Index securities as of the third Friday (February, May, August, and November, respectively). Index rebalance changes are announced in early March, June, September and December, and changes become effective after the close of trading on the third Friday in March, June, September and December.

Index Maintenance.

Deletion Policy. If at any time other than an index reconstitution, a component of the Nasdaq-100® Technology Sector IndexSM is removed from the Nasdaq-100 Index® for any reason, it is also removed from the Nasdaq-100® Technology Sector IndexSM at the same time.

This may include:

●listing on an ineligible index exchange;

●a security is not classified under the Technology Subsector according to the ICB;

●merger, acquisition, or other major corporate event that would otherwise adversely impact the integrity of the Index;

●if a company is organized as a REIT;

●if the issuer has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® for two consecutive month-ends; or

●if a security that was added to the Nasdaq-100 Index® as the result of a spin-off event has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® at the end of its second day of regular way trading as a Nasdaq-100 Index® member.

In the case of mergers and acquisitions, the effective date for the removal of an Index issuer or security will be largely event-based, with the goal to remove the issuer or security as soon as completion of the acquisition or merger has been deemed highly probable. Notable events include, but are not limited to, completion of various regulatory reviews, the conclusion of material lawsuits and/or shareholder and board approvals.

Securities that are added as a result of a spin-off may be deleted as soon as practicable after being added to the index. This may occur when Nasdaq determines that a security is ineligible for inclusion because of reasons such as ineligible exchange, security type, or industry. Securities that are added as a result of a spin-off may be maintained in the index until a later date and then removed, for example if a spin-off security has liquidity or market capitalization characteristics that diverge materially from the security eligibility criteria and could affect the integrity of the index.

Replacement Policy. When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index®, it is also removed from the Nasdaq-100® Technology Sector IndexSM. As such, if the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, it is added to the Nasdaq-100® Technology Sector IndexSM and will assume the weight of the removed company on the Index effective date.

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Morgan Stanley Finance LLC

Callable Contingent Income Buffered Securities due October 1, 2026
Payments on the Securities Based on the Worst Performing of the Nasdaq-100® Technology Sector IndexSM and the iShares® Silver Trust
Principal at Risk Securities

When a component of the Nasdaq-100 Index® that is not classified as Technology according to ICB is removed and the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, the replacement company is considered for addition to the Nasdaq-100® Technology Sector IndexSM at the next quarterly Rebalance.

When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index® and the replacement company being added to the Nasdaq-100 Index® is not classified as Technology according to ICB, the company is removed from the Nasdaq-100® Technology Sector IndexSM and the divisor of the Nasdaq-100® Technology Sector IndexSM is adjusted to ensure Index continuity.

Additions Policy. If a security is added to the Nasdaq-100 Index® for any reason, it may be added to the Nasdaq-100® Technology Sector IndexSM at the same time.

Corporate Actions. In the periods between scheduled index reconstitution and rebalancing events, individual Index securities may be the subject to a variety of corporate actions and events that require maintenance and adjustments to the Nasdaq-100® Technology Sector IndexSM.

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The securities are not sponsored, endorsed, sold or promoted by Nasdaq (including its affiliates) (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Nasdaq-100 Index® is determined, composed and calculated by Nasdaq without regard to us or the securities. Nasdaq has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM, NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM, NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq.

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